Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-117136 of Atari, Inc. of our report dated June 11, 2004, appearing in the Annual Report on Form 10-K of Atari, Inc. for the year ended March 31, 2004 and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York
August 11, 2004